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                                                               EXHIBIT (a)(1)(E)
                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)
                                       OF

                               IKOS SYSTEMS, INC.
                                       AT
                              $11.00 NET PER SHARE
                                       BY

                              FRESNO CORPORATION,
                          A WHOLLY-OWNED SUBSIDIARY OF

                          MENTOR GRAPHICS CORPORATION

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON
            TUESDAY, JANUARY 8, 2002, UNLESS THE OFFER IS EXTENDED.

To Our Clients:

     Enclosed for your consideration are the Offer to Purchase dated December 7, 2001 and the related Letter of Transmittal (which together, as amended, supplemented or otherwise modified from time to time constitute the "Offer") in connection with the offer by Mentor Graphics Corporation, an Oregon corporation ("Mentor") through Fresno Corporation, a Delaware corporation ("Purchaser"), and a wholly-owned subsidiary of Mentor, to purchase for cash all of the shares of common stock, par value $0.01 per share (the "Shares"), of IKOS Systems, Inc., a Delaware corporation (the "Company"), including the associated preferred stock purchase rights (the "Rights") issued pursuant to the Amended and Restated Rights Agreement dated January 22, 1999 between the Company and Bank Boston, N.A., as amended (the "Rights Agreement"). We are the holder of record of Shares held for your account. A tender of such Shares and the associated Rights can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares and Rights held by us for your account.

     We request instructions as to whether you wish us to tender any or all of the Shares and Rights held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

     Your attention is invited to the following:

          1.  The tender price is $11.00 per Share, net to you in cash.

          2. The Offer and withdrawal rights expire at 12:00 Midnight, New York City time, on Tuesday, January 8, 2002, unless the Offer is extended.

          3.  The Offer is conditioned upon, among other things, the following:

              - That the Company's stockholders validly tender and do not withdraw prior to the expiration date of the Offer a number of Shares (including the associated Rights) representing, together with the Shares owned by Mentor, at least a majority of the total number of outstanding Shares on a fully diluted basis.

              - That Mentor is satisfied, in its sole discretion, that the
                Agreement and Plan of Merger and Reorganization dated July 2, 2001 among the Company, Synopsys, Inc. and Oak Merger
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                Corporation (the "Synopsys Agreement") has been terminated in accordance with the terms of such agreement as in effect on the date of the Offer or such other terms as may be satisfactory to Mentor in its sole discretion.

              - That the termination fee provision in the Synopsys Agreement has been invalidated or the obligations to pay any amounts pursuant to such provision have been terminated, without any termination fee, or any portion thereof, having been paid by the Company or any of its affiliates pursuant to the Synopsys Agreement.

              - That the board of directors of the Company redeems the Rights in accordance with the terms of such Rights as in effect at such time or Mentor is satisfied, in its sole discretion, that the Rights have been invalidated or are otherwise inapplicable to the Offer and the Proposed Merger of Purchaser with and into the Company (the "Proposed Merger").

              - That Mentor is satisfied, in its sole discretion, that the provisions of Section 203 of the Delaware General Corporation Law do not apply to or otherwise restrict the Offer and the Proposed Merger.

              - That the Company's stockholders do not approve the Synopsys
                Agreement.

              - That the Company has not entered into or effectuated any agreement or transaction with any person or entity having the effect of impairing Purchaser's ability to acquire the Company or otherwise diminishing the expected economic value to Mentor of the acquisition of the Company.

              - That any waiting periods under applicable antitrust laws have expired or have been terminated.

          4. Any stock transfer taxes applicable to the sale of Shares and Rights to the Purchaser pursuant to the Offer will be paid by the Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     If you wish to have us tender any or all of your Shares and Rights, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares and Rights, all such Shares and Rights will be tendered unless otherwise specified on the detachable part hereof. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf by the expiration of the Offer.

     The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares and Rights in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

     Payment for Shares and Rights purchased pursuant to the Offer will in all cases be made only after timely receipt by Wilmington Trust Company (the "Depositary") of (a) certificates representing the Shares and Rights tendered or timely confirmation of the book-entry transfer of such Shares and Rights into the account maintained by the Depositary at The Depository Trust Company (the "Book-Entry Transfer Facility"), pursuant to the procedures set forth in Section 4 of the Offer to Purchase, (b) the Letter of Transmittal, properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase), in connection with a book-entry delivery, and (c) any other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering stockholders at the same time depending upon when certificates for or confirmations of book-entry transfer of such Shares and Rights into the Depositary's account at the Book-Entry Transfer Facility are actually received by the Depositary.

                                        2
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                          INSTRUCTIONS WITH RESPECT TO
                           OFFER TO PURCHASE FOR CASH

                     ALL OUTSTANDING SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)
                                       OF

                               IKOS SYSTEMS, INC.

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated December 7, 2001, and the related Letter of Transmittal, in connection with the offer by Mentor through Purchaser to purchase all of the shares of common stock, $0.01 par value per share (the "Shares"), of IKOS Systems, Inc. (the "Company"), including the associated preferred stock purchase rights (the "Rights) issued pursuant to the Amended and Restated Rights Agreement, dated January 22, 1999, between the Company and Bank Boston, N.A., as amended (the "Rights Agreement").

     This will instruct you to tender the number of Shares and Rights indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

---------------------------------------------   ---------------------------------------------
      Number of Shares to be Tendered:                            SIGN HERE


                                                ---------------------------------------------


--------------------------------------- Shares* ---------------------------------------------
                                                                Signature(s)


      Number of Rights to be Tendered:          ---------------------------------------------
                                                        Please type or print name(s)


--------------------------------------- Rights* ---------------------------------------------
                                                        Please type or print address

Dated
     ----------------------------------------   -----------------------------------------
                                                       Area Code and Telephone Number


                                                ---------------------------------------------
                                                         Taxpayer Identification or
                                                           Social Security Number
---------------------------------------------   ---------------------------------------------

* Unless otherwise indicated, it will be assumed that all Shares and Rights held by us for your account are to be tendered.